Exhibit 99.1

Gardner Denver Continues its Focus on Strategic Talent Deployment

Announces Appointment of Operational Excellence Leader
and new Medical Segment Leader

Milwaukee, WI (January 8, 2018) -- Gardner Denver Holdings, Inc. (NYSE: GDI) today announced key appointments to its senior leadership team.

•
Rob Thikoll has joined Gardner Denver as Senior Vice President.  Mr. Thikoll will work closely with Chief Executive Officer Vicente Reynal in further enhancing Gardner Denver’s focus on operational excellence and continuous improvement.

•
Amod Kher has assumed the role of Vice President and General Manager of the Medical Segment.  Mr. Kher succeeds Patrick Bennett, who will continue with the company in a strategic advisory role to assist in the leadership transition, which will begin immediately.

Mr. Thikoll is an accomplished business leader whose career has spanned a number of leading industrial companies, including more than 15 years at Danaher Corporation in roles of increasing responsibility focused on operational excellence, lean manufacturing and the Danaher Business System. Prior to that, he spent almost 10 years at Aisin Takaoka, a Toyota Tier One Supplier, learning and practicing the Toyota Production System (TPS) in Japan and the United States, and leading the evolution of TPS from a factory setting into an enterprise setting.

Reynal stated, “Our investments at Gardner Denver over the past few years have positioned us as the industry’s first choice for innovative and mission-critical flow control and compression products, services and solutions. An essential part of our strategic execution has been acquiring top talent with unique domain expertise. Rob’s background and experience at Danaher and with the Toyota Production System fully supports  Gardner Denver’s strategic initiative to expand margins, and will be key in continuing to implement operational efficiency initiatives, including Lean Manufacturing conversion and corresponding working capital improvements.”

Mr. Kher has been a Managing Director of Gardner Denver’s Medical segment for the last two years, including one year leading the Asia-Pacific region and one year leading the EMEA region.  He has more than 20 years of business leadership spanning commercial, operational and product management expertise including eight years at Danaher Corporation where he held several leadership roles of increasing responsibility with his last assignment as the European Vice President for the Kavo Kerr Group.

“Amod has proven his abilities during his two years at our Medical business, and brings with him strong leadership skills, an innovation-based mindset and great operating experience from his tenure at Danaher,” said Reynal.  “His experience in these areas will be integral to our continued success as we execute on our long-term goal to grow our Medical business both organically and inorganically.  We thank Patrick for his valuable contributions and fully support him as he looks to pursue new opportunities.”

Reynal added, “Talent deployment continues to be one of our key strategies.  The addition of Rob and promotion of Amod are two more examples of how we continue to enhance critical capabilities, and ensure we have the leadership talent and domain expertise to execute successfully on our goals of expanding margins, accelerating growth and effectively allocating capital.”

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the leadership appointments discussed herein, the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including macroeconomic factors beyond the Company’s control, risks of doing business outside the United States, the Company’s dependence on the level of activity in the energy industry, potential governmental regulations restricting the use of hydraulic fracturing, raw material costs and availability, the risk of a loss or reduction of business with key customers or consolidation or the vertical integration of the Company’s customer base, loss of or disruption in the Company’s distribution network, the risk that ongoing and expected restructuring plans may not be as effective as the Company anticipates, and the Company’s substantial indebtedness. Additional factors that could cause Gardner Denver’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” in our prospectus dated November 15, 2017, filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b) of the Securities Act on November 17, 2017, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Gardner Denver

Gardner Denver (NYSE: GDI) is a leading global provider of mission-critical flow control and compression equipment and associated aftermarket parts, consumables and services, which it sells across multiple attractive end-markets within the industrial, energy and medical industries. Its broad and complete range of compressor, pump, vacuum and blower products and services, along with its application expertise and over 155 years of engineering heritage, allows Gardner Denver to provide differentiated product and service offerings for its customers’ specific uses. Gardner Denver supports its customers through its global geographic footprint of 38 key manufacturing facilities, more than 30 complementary service and repair centers across six continents, and approximately 6,400 employees world-wide.

Contact

Gardner Denver Holdings, Inc.
Investor Relations Contact
Vikram Kini
(414) 212-4753
vikram.kini@gardnerdenver.com